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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           HOMEPLACE OF AMERICA, INC.



        HOMEPLACE OF AMERICA, INC., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

        FIRST: The present name of the Corporation is "HomePlace of America, Inc." The Corporation was originally incorporated under the name "HomePlace of America, Inc.," and the date of filing of its original Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware was March 10, 1999.

        SECOND: The entire Certificate of Incorporation of the Corporation, as amended, is hereby further amended and/or deleted in its entirety and, as amended, the Certificate of Incorporation is hereby restated, so that, as amended and restated, it shall read in its entirety as set forth in Exhibit A attached hereto and by this reference made a part hereof.

        THIRD: This Amended and Restated Certificate of Incorporation was duly adopted pursuant to the First Amended Joint Plan of Reorganization of HomePlace Holdings, Inc. (which was merged with and into HomePlace of America, Inc. on June 7, 1999 pursuant to said First Amended Joint Plan of Reorganization) and its subsidiaries, dated April 28, 1999 and confirmed by order of the United States Bankruptcy Court for the District of Delaware entered on June 4, 1999 pursuant to Chapter 11 of Title 11 of the United States Code, and otherwise in accordance with Sections 242, 245 and 303 and other applicable provisions of the General Corporation Law of the State of Delaware.



                    [SIGNATURE APPEARS ON THE FOLLOWING PAGE]


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        IN WITNESS WHEREOF, HomePlace of America, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer named below this 9th day of June, 1999.

                                    HOMEPLACE OF AMERICA, INC.


                                    By: /s/ Patrick J. Fodale
                                        ----------------------------------------
                                        Patrick J. Fodale, Senior Vice President
                                           and Chief Financial Officer


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                                                                       EXHIBIT A

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           HOMEPLACE OF AMERICA, INC.


                                    ARTICLE I

                                      NAME

        The name of the corporation is HomePlace of America, Inc. (the "Corporation").

                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

        The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

                                     PURPOSE

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                                  CAPITAL STOCK

        SECTION 4.01. AUTHORIZED CAPITAL STOCK. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is Forty-Five Million (45,000,000) shares of which:

               (a) Forty-Million (40,000,000) shares shall be shares of common stock, with a par value of $0.001 per share (the "Common Stock"); and

               (b) Five Million (5,000,000) shares shall be shares of preferred stock, with a par value of $0.10 per share (the "Preferred Stock").

        SECTION 4.02. VOTING. Except as may otherwise be required by law, this Amended and Restated Certificate of Incorporation or, in the case of Preferred Stock, the provision of such resolution as may be adopted by the Board of Directors pursuant to Section 4.04 of this Article IV, each holder of Preferred Stock and each holder of Common Stock shall have one (1) vote


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for each share of Preferred Stock and each share of Common Stock standing in such holder's name on the stock transfer records of the Corporation with respect to each matter submitted to a vote of the stockholders.

        SECTION 4.03. DIVIDENDS AND DISTRIBUTIONS ON COMMON STOCK.

               (a) Subject to the preferential rights, if any, of the holders of Preferred Stock, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors in accordance with Section 4.8 of the Corporation's Bylaws from funds legally available therefor.

               (b) After distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation (either partially or completely), distribution or sale of assets, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distributions to stockholders, ratably in proportion to the number of shares of Common Stock held by each.

        SECTION 4.04. PREFERRED STOCK.

               Subject to Section 4.8 of the Corporation's Bylaws, the Preferred Stock may be issued from time to time in one or more series, each series to have distinctive designations. The powers, preferences and rights of each such series of Preferred Stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series of Preferred Stock at any time outstanding. Subject to the provisions of Section 4.8 of the Corporation's Bylaws, the Board of Directors is hereby expressly granted the authority to cause the Preferred Stock to be issued in one or more series and, with respect to each such series, to fix by resolutions, the following characteristics prior to the issuance thereof:

                (a) The designation of the series, which may be by distinguishing number, letter or title;

                (b) The number of shares of the series, which number the Board of Directors may (except as otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding);

                (c) The voting rights of the shares of the series, which rights may be full or limited, or which shares may be without voting power;

                (d) The dividend rights of the shares of the series, if any, including without limitation the dividend rates, the dividend payment dates, whether dividends will be cumulative, any conditions for payment and any payment preferences in relation to the dividends payable on any other class or classes or series of stock of the Corporation;

                (e) The redemption rights, if any, and the price or prices for the shares of the series;


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                (f) Sinking funds requirements, if any, for the purchase or redemption of shares of the series;

                (g) Rights upon liquidation, dissolution or winding up of the Corporation or upon the distribution of the assets of the Corporation;

                (h) Whether the shares of the series shall be convertible into shares of any other class or classes or into shares of any other series of the same or of any other class or classes of stock, and if so, the conversion price, any adjustments thereof and all other terms and conditions upon which such conversion may be made; and

                (i) Such other powers, preferences, rights, qualifications, limitations or restrictions as the Board of Directors shall determine;

all as shall be stated in the resolution or resolutions of the Board of Directors providing for the issuance of such series of Preferred Stock.

               The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to the authority granted in this Section 4.04 and pursuant to the restrictions contained in Section 4.8 of the Bylaws, and the consent, by class or series vote or otherwise, of the holders of Preferred Stock of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Corporation, acting at the direction of the Board of Directors, of any other series of Preferred Stock, regardless of whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them, unless and to the extent that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such other proportions as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

               The shares of any series of Preferred Stock that (i) have been redeemed by the Corporation in accordance with the express terms thereof, (ii) are purchased in satisfaction of any sinking fund requirements provided for shares of such series, or (iii) are converted in accordance with the express terms thereof, in each case shall be cancelled and not reissued. Any shares of Preferred Stock otherwise acquired by the Corporation shall resume the status of authorized and unissued shares of Preferred Stock without series designation.



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        SECTION 4.05. NO PREEMPTIVE RIGHTS. No holder of shares of any class of stock of the Corporation shall, as such holder, have any preemptive right to purchase shares of any class of stock of the Corporation or shares or other securities convertible into or exchangeable for or carrying rights or options to purchase shares of any class of stock of the Corporation, whether such class of stock, shares or other securities are now or hereafter authorized, which at any time may be proposed to be issued by the Corporation or subjected to rights or options to purchase granted by the Corporation.

        SECTION 4.06. CUMULATIVE VOTING. The stockholders shall not be entitled or permitted to cumulate their votes in the election of directors.

        SECTION 4.07. ISSUANCE OF NONVOTING STOCK. The Corporation shall not issue nonvoting equity securities to the extent prohibited by 11 U.S.C. ss. 1123; provided, however, that this Section 4.07 (a) shall have no further force or effect beyond that required under 11 U.S.C. ss. 1123, (b) shall have such force and effect, if any, only for so long as such Section (or any similar successor provision) is in effect and applicable to the Corporation, and thereafter shall be of no further force or effect, and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.

                                    ARTICLE V

                               AMENDMENT OF BYLAWS

        In furtherance and not in limitation of the powers conferred by statute and except as may otherwise be provided in the Corporation's Bylaws, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation by a majority vote at any regular or special meeting of the Board of Directors or by written consent, subject to the power of the stockholders of the Corporation to amend or repeal any Bylaw whether adopted by the Board of Directors or the stockholders.

                                   ARTICLE VI

                             LIMITATION OF LIABILITY

        No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except that the foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which such director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation on personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law.



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                                   ARTICLE VII

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

        Any of the provisions of this Amended and Restated Certificate of Incorporation may, from time to time, be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws; provided, however, that the affirmative vote of the holders of at least 60% of the shares of Common Stock shall be required for any such amendment, and, subject to the provisions of the Corporation's Bylaws and Section 4.02 hereof, all rights at any time conferred upon the stockholders of the Corporation by this Amended and Restated Certificate of Incorporation are granted subject to the provisions of this Article VII.

                                  ARTICLE VIII

                               BOARD OF DIRECTORS

        The provisions of this Article VIII shall be subject to the provisions of applicable law.

        SECTION 8.01. NUMBER GENERALLY. The Corporation's Board of Directors shall consist of thirteen (13) directors.

        SECTION 8.02. WRITTEN BALLOT. Elections of directors need not be by written ballot.

        SECTION 8.03. ELECTION GENERALLY. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of the majority of the shares of Common Stock then outstanding shall constitute a quorum of the Common Stock for the election of directors. Directors may also be elected by the written consent of the holders of the majority of shares of Common Stock then outstanding as permitted by Section 3.12 of the Corporation's Bylaws.